Exhibit 21.1
SUBSIDIARIES OF MONROE CAPITAL INCOME PLUS CORPORATION

Name	Jurisdiction
MC Income Plus Financing SPV LLC	Delaware
MC Income Plus Financing SPV II LLC	Delaware
MC Income Plus Financing SPV III LLC	Delaware
MC Income Plus Financing SPV IV LLC	Delaware
MC Income Plus Financing SPV V LLC	Delaware
Monroe Capital Income Plus ABS Funding, LLC	Delaware
Monroe Capital Income Plus ABS Funding II, LLC	Delaware
Monroe Capital Income Plus ABS Funding III, LLC	Delaware
MC Aviation (BDC Investments) Limited	Delaware
MCIP Holding Company I, LLC	Delaware
MCIP Holding Company II, LLC	Delaware
MCIP Holding Company IV, LLC	Delaware
MCIP Holding Company V, LLC	Delaware
MCIP Holding Company VI, LLC	Delaware
MCIP Holding Company VIII, LLC	Delaware
MCIP Holding Company X, LLC	Delaware
MCIP Holding Company XI, LLC	Delaware
MCIP Holding Company XII, LLC	Delaware
MCIP Holding Company XIII, LLC	Delaware
MCIP Holding Company XIV, LLC	Delaware
MCIP Holding Company XV, LLC	Delaware
MCIP Holding Company XVI, LLC	Delaware
MCIP Holding Company XVII, LLC	Delaware
MCIP Holding Company XVIII, LLC	Delaware
MCIP Holding Company XIX, LLC	Delaware
MCIP Holding Company XX, LLC	Delaware
MCIP Holding Company XXI, LLC	Delaware
MCIP Holding Company XXII, LLC	Delaware
MCIP Holding Company XXIII, LLC	Delaware
MCIP Holding Company XXV, LLC	Delaware
MCIP Holding Company XXVI, LLC	Delaware
MCIP Holding Company XXVIII, LLC	Delaware
MCIP Holding Company XXIX, LLC	Delaware
MCIP Holding Company XXX, LLC	Delaware
MCIP Holding Company XXXI, LLC	Delaware
MCIP Holding Company XXXII, LLC	Delaware
MCIP Holding Company XXXIII, LLC	Delaware
MCIP Holding Company XXXIV, LLC	Delaware
MCIP Holding Company XXXV, LLC	Delaware
MCIP Holding Company XXXVI, LLC	Delaware
MCIP Holding Company XXXVII, LLC	Delaware
MCIP Holding Company XXXVIII, LLC	Delaware
MCIP Holding Company XXXIX, LLC	Delaware
MCIP Holding Company XXXX, LLC	Delaware
Panther Lender MCIP BDC, LLC	Delaware